UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – July 7, 2010

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5699

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2010, the board of directors (the “Board”) of Questar Corporation (the “Company”) unanimously approved the appointment of Ronald W. Jibson as a director effective immediately.  Mr. Jibson currently serves as the Company’s President and Chief Executive Officer, and has served in that capacity since the consummation of the Company’s spin-off of QEP Resources, Inc. on June 30, 2010. Prior to that time, Mr. Jibson served as a Senior Vice President of the Company and as President and Chief Executive Officer of Questar Gas Company. Mr. Jibson will serve on the Executive Committee of the Board.

There is no arrangement or understanding between Mr. Jibson and any other person pursuant to which he was elected as a director of the Company. Additionally, there is no transaction between Mr. Jibson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

(Registrant)

July 8, 2010

/s/Martin H. Craven

Martin H. Craven

Vice President, Chief Financial Officer and Treasurer

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